NETWORK SYSTEMS INTERNATIONAL, INC.
200 North Elm Street
Greensboro, North Carolina
27401


                        NEWS RELEASE



             NETWORK SYSTEMS INTERNATIONAL, INC.

                   CHANGES FISCAL YEAR END




For Immediate Release
Friday, September 20, 1996



Contact:    Investor Relations
            Network Systems International, Inc.
            (800) 400-8649  ext. 247



GREENSBORO, NORTH CAROLINA:  NETWORK SYSTEMS INTERNATIONAL,

INC. (OTC BB:  NESI) announced today that its Board of

Directors had approved a change in the company's fiscal year end from December 31 to September 30.  The change will

become effective immediately and the company will file

interim financial reports covering the transition period

with the Securities and Exchange Commission.







Robbie M. Efird, President and CEO said, "A change in fiscal year end for NETWORK will result in a substantial savings in auditing costs and allow company executives to focus their

attention on operational matters during the normally hectic

January to March period".